                                                                   EXHIBIT 10.01


                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is dated as of 01 October, 1998 by and between Palisades Capital, Inc., a California corporation ("Buyer") and Charles Beilman, an individual ("Seller"), the sole shareholder of CD Universe, Inc., a Connecticut corporation ("CD").

This Agreement sets forth the terms and conditions upon which Seller has agreed to sell and Buyer has agreed to purchase from Seller 85% of all outstanding shares of the common stock of CD (the "Shares"). Seller represents and warrants that he owns the remaining 15% of the outstanding shares of the common stock of CD, and that no class of shares exists other than as set forth herein.

In consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency or which are hereby acknowledged, the parties hereto agree as follows:

1.    SALE OF THE SHARES

      1.01  Shares Being Sold

      Subject to the terms and conditions of this Agreement, Seller is selling, assigning and delivering the Shares to Buyer at the closing provided for in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, claims or encumbrances of any kind or nature whatsoever.

      1.02  Consideration

      Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements of Seller contained herein and in consideration for the sale, assignment and delivery of the Shares and in full payment therefor:

      1.02(a)

      Buyer shall pay to Seller the sum of Four Million Dollars ($4,000,000) as follows:

      (i) Twenty Five Thousand Dollars ($25,000) upon Buyer's signature hereon.

      (ii)  On or before

            (A) three calendar weeks after the date of the signature or Buyer hereon, or

            (B) the completion and approval by Buyer of the audit as set forth in Section 1.02(c), whichever is later, Buyer shall pay Seller an additional One Hundred Thousand Dollars ($100,000).

      (iii) On or before

            (A) sixty one (61) calendar days after the date of the signature of Buyer hereon, or

            (B) forty (40) days after the completion and approval by Buyer of the audit set forth in section A, whichever is later, Buyer shall pay Seller an additional One Hundred Thousand Dollars ($100,000).

      (iv)  on or before

            (A) one hundred one (101) calendar days after the date of the signature of Buyer hereon, or

            (B) eighty (80) days after the completion and approval by Buyer of the audit set forth in Section 1.02(c), whichever is later, Buyer shall pay Seller the remainder of the purchase price ($3,775,000).

      1.02(b)

      The parties agree that time is of the essence with respect to all payments to be made hereunder.

      1.02(c)

      On or before October 16, 1998, Seller shall perform, at Seller's own expense, an audit of all of the business of CD, including but not limited to any and all financial records, inventories, accounts receivable and payable, and lists of equipment. Seller shall then transmit to Buyer a copy of said audit not more than five calendar days later. Buyer shall then have five additional business days to approve or reject the audit.

      1.02(d)

      In the event that Buyer disapproves of any part of the audit, any document submitted by Seller in the course of this transaction, any representation made by Seller in the course thereof, or for any other reason, Buyer does not proceed with this transaction, Buyer and Seller agree that the amount of damages Seller would suffer thereby would be difficult to ascertain and would be incapable of being proven with any certainty. As a result, Buyer and Seller agree that any amounts previously paid by Buyer at the time Buyer notifies Seller that it will not complete the transaction will constitute liquidated damages for such failure by Buyer, and shall constitute Seller's only remedy and compensation therefor.

      1.02(e)

      (i) As additional consideration hereunder, Seller shall have a seat on the Board of Directors of CD after this transaction is completed, and shall be president thereof. Seller shall also have a seat on the Board of Directors of any public company into which CD may be merged.

      (ii) Seller's compensation for services as a Director as set forth in the preceding subparagraph shall be commensurate with the compensation paid to other Board members for acting in such capacity.

      (iii) After this transaction is completed, Seller shall serve as an Employee of CD or any company into which CD is thereafter merged, on the terms and conditions set forth in that certain Employment Agreement attached hereto as Exhibit A.

      (iv) Seller represents that he has undertaken no transaction or transfer of any asset of CD in the calendar year preceding the date of his signature hereon, except in the ordinary course of business. Seller further represents that he will not make any transfer of any asset of CD during the pendency of this transaction, other than in the ordinary course of business.

      1.02(f)

      On the Closing Date, Buyer will terminate Seller's authority to write checks against, or have outstanding checks honored from the funds in CD's bank account. Seller shall continue to have the authority to issue checks from CD's checking account (1) not in excess of $2,000 each, (2) not to Seller or any entity owned or controlled by Seller, and (3) not to Trak Systems, Inc. without, in each case, the prior written approval (as a co-signer on such checks or otherwise) of Brad Greenspan or his designee. Notwithstanding the foregoing, Beilman may issue the following checks without the approval of Brad Greenspan: to Valley Media and MSI of Miami several times per week; to Muze, Inc., Enso and Harvest Park Associates monthly; and to the United States Postal Service several times per month. On the Closing Date, Seller shall also deliver to Buyer a schedule setting forth those checks of CD that remain outstanding (the "Outstanding CD Checks"). To provide funds for the Outstanding CD Checks, Buyer shall, on the Closing Date, deposit into a conventional checking account, in the name of CD, funds sufficient to pay all Outstanding CD Checks, and shall cooperate with Seller to enable such funds to be used in fully satisfying all

      Outstanding CD checks. Buyer shall thereafter indemnify Seller from and against all claims and liabilities attributable to Outstanding CD Checks.

      1.02(g)

      (i) Although Seller will retain 15% of all outstanding shares in said company, as well as a seat on the Board of Directors of CD Universe after this transaction closes, Buyer and Seller are aware that disagreements may occur with respect to the running of the company after Buyer's purchase is completed. As a result thereof, should such disagreements arise, Buyer and Seller agree that their sole remedy hereunder with respect to Seller's ownership of stock, participation on the Board of Directors of CD Universe, and any rights acquired thereunder, shall be as follows.

      (ii) In the event that Seller and Buyer disagree as to the running of the company at any time after this transaction is completed, Buyer or Seller may notify the other party, or any successor thereto in writing that they wish to invoke the provisions of this paragraph. Upon such notice, seller shall sell any shares he then owns in either CD or any company into which CD is merged, to Buyer on the terms and conditions set forth herein. In addition, if such notice is given, Seller shall resign from all relevant Boards of Directors as set forth hereinbelow.

      (iii) If Seller gives such notice, Seller shall concurrently tender his resignation, in writing, from the Board of Directors of both CD and any company into which CD is merged. If Buyer gives such notice, then Seller shall tender his resignation within five business days thereafter.

      (iv)  If at the time Buyer or Seller give notice pursuant to subparagraph
            (ii) hereinabove, CD or any company into which CD was merged is publicly traded on any national or international exchange, NASDAQ or any over-the-counter market the value of Buyer's shares shall be determined by the average share closing price over the five trading days preceding the date of the notice.

      (v) If, at the time Buyer or Seller give notice, neither CD nor any company into which CD was merged is publicly traded on any national or international exchange, NASDAQ or any over-the-counter market then Buyer and Seller shall independently retain objective qualified third party evaluators to value the shares then owned by Seller. Said valuations shall be completed not later than 45 calendar days from the date Seller or Buyer have given notice pursuant to subparagraph (ii) hereinabove.

      (vi) The valuations of Seller's valuator and Buyer's valuator shall then be averaged, and the result thereof shall be deemed the value of Seller's shares for all purposes hereunder.

      (vii) Buyer shall then tender said sum to Seller not more than 45 calendar days after the date of the latest valuation report.

      1.03  The Closing

      The Closing of the transactions provided for in Sections 1.04 and 1.05 shall take place at the offices of Buyer's counsel, 1801 Century Park East, Suite 2500, Los Angeles, California, 90067, simultaneously with the execution and delivery of this Agreement.

      1.04  Delivery by Seller

      At the Closing, Seller shall transfer custody or deliver to Buyer at such place as Buyer shall designate:

      (i) a certificate or certificates representing the Shares endorsed in blank and otherwise in form acceptable for transfer on the books of CD or a Lost Stock Certificate Declaration and Agreement in the form annexed hereto as Exhibit 4.1;

      (ii) all contracts, books and records of CD not previously delivered to Buyer;

      (iii) the certificates of the officers of Seller in the form annexed hereto as Exhibit 4.2;

      (iv) the resignations of the officers and directors of CD, with the exception of Charles Beilman as set forth herein; and

      (v) the opinion of Neistat & Mason, counsel to Seller, in the form annexed hereto as Exhibit B.

      1.05  Delivery by Buyer

      Buyer shall make to Seller the payments provided in Section

      1.02(a) hereof.

2.    ASSUMPTION OF CERTAIN LIABILITIES BY SELLER

      Seller hereby assumes all liability claims by employees of CD, except for accrued payroll and benefits as of the Closing Date for which Seller shall have no responsibility, attributable to occurrences prior to the Closing Date and agrees to indemnify and hold Buyer harmless from and against any and all liabilities, claims, costs and expenses, including attorney's fees, expended or incurred by Buyer with respect thereto. All such claims made or, after diligent inquiry are known to Seller, are set forth on
      Exhibit 5 hereto.

3.    REPRESENTATIONS AND WARRANTIES BY SELLER

      Seller hereby represents, warrants and covenants to Buyer as follows:

      3.01(a)

      CD is a corporation duly organized, validly existing, and in good standing under the laws of the state of Connecticut and is duly qualified to do business in all states in which such qualification is necessary.

      3.01(b)

      (i) The authorized capital stock of CD consists of 1,000 shares of common stock, no par value, all of which are validly issued and outstanding, fully paid and nonassessable. Seller owns all of such shares and shall deliver on the Closing Date 850 (85%) of such Shares, free and clear of any liens, claims, options, charges or encumbrances of any kind or nature whatsoever.

      (ii) Seller has the unqualified right to sell, assign and deliver the Shares to Buyer and upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and valid title to the Shares free and clear of all liens, claims, options, charges and encumbrances of any nature whatsoever, except restrictions on resale imposed by applicable federal and/or state laws and regulations.

      (iii) There are no outstanding options, warrants or rights or other agreements of any nature requiring or relating to the issuance by CD of any shares of its capital stock.

      3.01(c)

      CD has the corporate power and authority to carry on its business as presently conducted.

      3.01(d)

      All obligations of Seller and CD under any Lease (as defined in Section
      5.03 below) are current as of the Closing Date.

      3.02  No Violation

      Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the articles of incorporation or bylaws of CD or of any material contract, commitment, indenture or other agreement or restriction of any kind or character to which CD or Seller is a party or by which CD or Seller is or may be bound.

      3.03  Financial Statement

      Seller has delivered to Buyer the unaudited Financial Statement of CD (the "Financial Statement") as June 30, 1998 (the "Valuation Date"), a copy of which is attached hereto as Exhibit 3. The Financial Statement is true and correct in all material respects and a fair and accurate representation of the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of CD as of such date, stated on a basis consistent with that of previous periods.

      3.04  Tax Returns

      CD has duly filed all tax reports and returns required to be filed by it and has duly paid or accrued (except as set forth below) all taxes and other charges claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls); there are no tax liens upon any of CD's property or assets except for liens for current taxes not yet due and payable or as set forth on Exhibit 6 hereto; and except as may be noted on the Financial Statement, there are not now nor does Seller have knowledge, after reasonable inquiry, of any pending matters relating to or claims asserted for taxes or assessments against CD or any of its assets except as disclosed herein. Buyer agrees to make CD's books and records available to Seller at reasonable times in CD's or Buyer's facility for review and copying during the pendency of this transaction.

      3.05  Title to Properties; Encumbrances

      CD has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, including without limitation the property and assets reflected on the Financial Statement (except for inventory and other properties and assets that have been sold or otherwise disposed of in the ordinary course of the business of CD since the Valuation Date). No such properties are subject to mortgage, pledge, lien, conditional sale agreement, encumbrance or charge of any nature whatsoever except: (a) liens shown on Exhibit 6 as securing specified liabilities (with respect to which no default exists); (b) liens for current taxes not yet due; and (c) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value of the property subject thereto or materially impair the operations of CD and have arisen only in the ordinary course of business consistent with past practice.

      3.06  Patents, Trademarks, Trade Names, Etc.

      All patents, trademarks, trade names and assumed names, copyrights or licenses therefor held by CD, all of which are set forth on Exhibit 12, are valid and in good standing and free and clear of all liens and encumbrances of any and every nature and are not involved in any pending or threatened interference proceeding; to the best knowledge of Seller, after reasonable inquiry, none of the products manufactured or sold by CD and none of the formulae, processes, know-how or designations used in the business of CD infringes on any patent, trade secret, trademark, trade name or copyright of any other person.

      3.07  Accounts Receivable

      All accounts receivable of CD, as reflected in the Financial Statement, as adjusted for ordinary business transactions between the Valuation Date and the Closing Date, represent sales actually made in the ordinary course of business and the reserve for collectibility of receivables as reflected in the Financial Statement is adequate and was calculated in a way consistent with past practice. Except to the extent set forth in Exhibit 7 hereto, or for which adequate reserves have been established as reflected on the Financial Statement, there are not now any questions, controversies or disputes relating to any accounts receivable of CD.

      3.08  Inventory, Equipment and All Other Assets

      Inventory, equipment, and all other assets of CD reflected on the Financial Statement, as adjusted for normal business transactions between the Valuation Date and the Closing Date, except for any positive or negative cash balance which is excluded from the transaction contemplated herein, are stated on the basis of actual cost (less depreciation in the case of equipment) (the "Accounting Value"). Immediately after the Closing Date, Buyer may engage an independent public accountant, at Buyer's sole cost and expense, to audit the inventory, equipment and other asset amounts for the purpose of verifying the Accounting Value, i.e., the accounting methodology used to determine the Accounting Value as opposed to fair market or net realizable value. Such audit shall be completed within 30 days of the Closing Date or Buyer shall be deemed to have waived its right to challenge, and shall be deemed to have accepted, the Accounting Value. If the Accounting Value as determined by such audit is more than five per cent (5%) less than that represented by Seller, Seller and Buyer shall mutually select another independent accountant to determine the Accounting Value, with such determination being final. In such event, Seller and Buyer shall evenly divide the cost and expense of the independent accountant. Buyer shall be credited, dollar for dollar, with the amount by which the Accounting Value as determined by the independent accountant is less than the Accounting Value represented by Seller.

      3.09  Undisclosed Liabilities

      Except to the extent reflected or reserved against in the Financial Statement, as of the Valuation Date CD had no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except those that are not required by generally accepted accounting principles to be included in the Financial Statements. Further, Seller, following reasonable inquiry, does not know or have any reasonable ground to know of any basis for the assertion against CD as of the Valuation Date, of any liability or obligation of any nature or in any amount not fully reflected or reserved against in the Financial statement.

      3.10  Absence of Certain Changes

      CD has not, since the Valuation Date;

      3.10(a)

      Suffered any material adverse change in its financial condition, assets, liabilities, business or prospects, except those set forth in Exhibit 20 hereto;

      3.10(b)

      Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise) other than in the ordinary course of business and consistent with past practice or with respect to the Lease;

      3.10(c)

      Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent or otherwise) other than liabilities shown or reflected in the Financial Statement or liabilities incurred since the Valuation Date in the ordinary course of business and consistent with past practice;

      3.10(d)

      Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged or subjected to any liens or encumbrances;

      3.10(e)

      Written down the value of any inventory or written off as uncollectible any notes or accounts receivable or any portion thereof except for write offs of such items in the ordinary course of business;

      3.10(f)

      Cancelled any other debts or claims or waived any rights of substantial value or sold or transferred any of its assets or properties, tangible or intangible, other than in the ordinary course of business and consistent with past practice;

      3.10(g)

      Disposed of or permitted to lapse any material patent, trademark or copyright or any application for any material patent, trademark or copyright;

      3.10(h)

      Disposed of or disclosed to any person any trade secret, formula, process or other know-how except pursuant to inquiries to purchase CD or its assets for which Confidentiality Agreements were obtained by Seller, all of which agreements are annexed hereto as Exhibit 8;

      3.10(i)

      Granted any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or plan or commitment) or any substantial increase in any compensation payable or to become payable to any officer or employee, and no such increase (whether general or otherwise) is required pursuant to any existing employment agreements or otherwise;

      3.10(j)

      Made any capital expenditures or commitments in excess of $10,000 for additions to property, plant or equipment;

      3.10(k)

      Declared, paid or set aside for payment to its stockholders, any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agree to take any such action; or

      3.10(l)

      Made any material change in any method of accounting or accounting practice.

      3.11  Litigation

      Except to the extent set forth in Exhibit 9 hereto there are no actions, proceedings or investigations pending or, after reasonable inquiry to the knowledge of Seller, threatened against CD and Seller does not know or have any reason to know of any basis for any such action, proceeding or investigation.

      3.12  Disclosure

      Seller has disclosed to Buyer all facts material to the assets, prospects and business of CD known to Seller. No representation or warranty by Seller contained in this Agreement and no statement contained in any exhibit, list, certificate or writing furnished to Buyer pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of CD with accurate and complete information which any reasonable purchaser of CD would desire as to CD and its affairs.

      3.13  Exhibits

      Each of the Exhibits to this Agreement is incorporated into this Agreement and made a part hereof, and is true, accurate and complete.

      3.15  Material Events or Conditions

      After reasonable inquiry, to the best knowledge of Seller, there is no event or condition of any kind or character pertaining to the business, assets or prospects of CD that may materially or adversely affect such business, assets or prospects.

4.    REPRESENTATIONS AND WARRANTIES BY BUYER

      Buyer hereby represents, warrants and covenants to Seller as follows:

      4.01  Organization, Etc.

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

      4.02  Authority

      The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the board of directors of Buyer. The officers of Buyer acting on behalf of Buyer with respect to these transactions and executing this Agreement on behalf of Buyer have been duly authorized by all necessary and appropriate corporate action to take such actions and to execute this Agreement.

      4.03  No Violation

      Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute any violation or default under any term or provision of the articles of incorporation or bylaws of Buyer or of any material contract, commitment, indenture or other agreement or restriction of any kind or character to which Buyer is a party or by which Buyer is bound.

      4.04  Investment Experience

      Buyer has significant knowledge and experience in financial and business matters enabling it to evaluate the significant risks associated with its acquisition of the Shares.

      4.05  Insurance

      Seller hereby assigns to Buyer the benefits under and proceeds of each and all existing policies of insurance coverage relating to products or services provided by CD of which policies Seller or CD is a beneficiary. Copies of all such policies shall be delivered to Buyer at the Closing. Seller further agrees to cause CD to be named the sole insured under such policies and to deliver evidence thereof satisfactory to Buyer within 30 days of the Closing Date. Such benefits and proceeds shall be utilized in satisfaction of claims, liabilities, costs and expenses of CD, if any, related to occurrences prior to the Closing Date. Following the payment of such benefits and proceeds, the indemnification provisions of Section 5.02 of this Agreement shall apply.

5.    SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      5.01  Survival of Representations

      All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof for a period of three years.

      5.02  Indemnification

      (a) Seller shall indemnify Buyer in respect of all claims, demands, losses and damages (collectively, "Damages") that Buyer or CD shall incur or suffer which arise from or are attributable to any inaccuracy or breach of Seller's representations and warranties relating to occurrences which may have taken place prior to the Closing Date. The indemnification provided for under this Section shall include but not be limited to all costs, claims, damages, liabilities and expenses of any nature arising out of or based upon the operations of CD and product warranty claims against CD including reasonable costs of investigation, attorneys' fees and expenses.

      (b)   Assertion by Buyer of its right to indemnification under this
            Section 5.02 shall not preclude the assertion by Buyer of any other rights or the seeking of any other remedies against Seller.

      (c) In case any claim, investigation or action shall arise against CD for which Seller shall be liable to indemnify Buyer hereunder (referred to herein as a "claim") the defense of any such claim shall be undertaken by Seller utilizing counsel of Seller's choice who shall be reasonably satisfactory to Buyer. In the event that Buyer shall seek to employ separate counsel to defend its interests with respect to any claim, it shall do so at its own cost and expense and Buyer shall not be entitled to indemnification from Seller with respect thereto. Promptly after receipt by either Buyer or Seller of notice of a claim, the party receiving such notice shall notify the other party. Buyer shall cooperate in all respects with Seller and counsel selected by Seller in connection with the investigation and defense of any claim.

      5.03  Existing Lease

      Exhibit 10 contains a true and complete copy of the Lease Agreement dated February 12, 1997 between Harvest Associates as landlord and Prime Software, Inc., dba Trak Systems as tenants on Seller's business premises, commonly described as 101 North Plains Ind. Road, Harvest Park Building #5, Wallingford, Connecticut (the "Premises").

      As further consideration for the purchase hereunder, Buyer agrees to assume and fulfill Seller's obligations to pay all rent under the Lease after the Closing Date for so long as CD may continue to occupy the Premises, and to indemnify and hold the Seller harmless from any claims by, or demands from, the Landlord under the Lease related to, or arising from any failure to make such payments. Buyer will indemnify Seller from any liabilities and expenses resulting from its and/or CD's occupancy of the Premises and termination of the Lease following the Closing Date.

6.    MISCELLANEOUS

      6.01  Expenses

      All fees and expenses incurred by Seller in connection with the transactions contemplated by this Agreement shall be borne by Seller and all fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

      6.02  Further Assurances

      From time to time, at Buyer's request and without further consideration, Seller at its own expense will execute and transfer such documents and will take such other action as Buyer may reasonably request in order to more effectively consummate the transactions contemplated hereby.

      6.03  Parties and Interests

      All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, representatives, successors and permitted assigns of the parties hereto.

      6.04  Prior Agreements; Amendments

      This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

      6.05  Headings

      The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

      6.06  Governing Law and Judicial Proceedings

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of California without regard to its conflict of laws rules. Any judicial proceedings brought by Buyer against Seller with respect to this Agreement must be brought in a court of competent jurisdiction in the County of Los Angeles, State of California.

      6.07  Notices

      All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

            If to Buyer:

            Palisades Capital, Inc.
            264 South La Cienega, Suite 305
            Beverly Hills, California 90211
            Attn: President

            Telephone: (310) 546 - 5437
            Facsimile: (310) 546 - 2807

            With a copy to:

            David L. Kagel, Esq.
            1801 Century Park East, 25th Floor
            Los Angeles, California 90067-2327

            Telephone: (310) 553 - 9009
            Facsimile: (310) 553 - 9693

            and

            Klint James McKay, Esq.
            McKay, Meyer and Herbert
            1801 Century Park East, 25th Floor
            Los Angeles, California 90067-2327

            Telephone: (310) 772 - 0836
            Facsimile: (310) 772 - 0239

            If to Seller:

            Charles Beilman
            CD Universe
            101 North Plains Industrial Road
            Wallingford, Connecticut 06492

            Telephone: (203) 265 - 3440
            Facsimile: (203) 269 - 3930

            With a copy to:

            Kevin Mason, Esq.
            Neistat & Mason
            47 East Cedar Street
            Newington, Connecticut 06111

            Telephone: (860) 666 - 6022
            Facsimile: (860) 666 - 6710

      7.08  Counterparts

      This Agreement may be executed simultaneously in several Counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      7.09  No Third Party Beneficiaries

      This Agreement is for the benefit of Buyer and Seller only and is not intended to nor shall it operate to create any third party beneficiary or other rights in any other person or entity.

      7.10  Assignment

      Neither party may assign its rights under this Agreement or delegate its duties or obligations hereunder absent the prior written consent of the other party.

      7.11  Brokers

      If either party has retained, or is claimed to have retained, a broker or finder in connection with this transaction, the party which so retained, or is claimed to have retained, the broker or finder shall indemnify and hold the other party harmless from any and all claims, fees and/or compensation sought by such actual or alleged broker or finder.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto on the date first above written.


PALISADES CAPITAL, INC.

By: /s/ Brad Greenspan
    ---------------------------------
    Brad Greenspan, President


CD UNIVERSE, INC.

By: /s/ Charles Beilman, President
    ---------------------------------
    Charles Beilman, President

/s/ Charles Beilman
-------------------------------------
Charles Beilman, an individual